Exhibit 99.2

Global Net Lease, Inc.

 Supplemental Information

Quarter ended December 31, 2016 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Please note that totals may not add due to rounding.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2015 of Global Net Lease, Inc. (the “Company”) filed on February 29, 2016, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed on May 6, 2016, August 8, 2016, and November 9, 2016, respectively and (iii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

2

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Definitions

This section includes non-GAAP financial measures, including Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

3

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Definitions

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative investments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing performance of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. However, AFFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

4

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Definitions

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

5

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Definitions

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash net operating income, or Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

6

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Key Metrics

As of and for the three months ended December 31, 2016

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental income	$50,046
Net income attributable to stockholders	15,946
Basic and diluted net income per share attributable to stockholders	$0.09
Cash NOI	44,599
Adjusted EBITDA	40,202
AFFO attributable to stockholders	29,272
Dividends paid per share - fourth quarter	0.18
Dividend yield - annualized, based on quarter end share price of $7.83	9.1%
Dividend payout ratio - fourth quarter	105.1%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $7.83	$1,556,414
Net debt	1,357,170
Enterprise value	2,913,584

Total capitalization	2,983,415

Total consolidated debt	1,427,001
Total assets	2,891,467
Liquidity	182,818

Common shares outstanding as of Dec 31, 2016 (thousands)	198,776
Share price, end of quarter	$7.83

Net debt to enterprise value	46.6%
Net debt to adjusted EBITDA (annualized) [1]	8.4	x

Weighted-average interest rate cost	2.8%
Weighted-average debt maturity (years) [2]	1.8
Interest Coverage Ratio [3]	4.9	x

Real Estate Portfolio
Number of properties	310
Number of tenants	95

Square footage (millions)	22.0
Occupied	100.0%
Weighted-average remaining lease term (years) [4]	9.8

Footnotes:

[1] Includes all debt assumed in the ARC Global II merger, as well as Adjusted EBITDA recognized on the acquired assets beginning 12/22/2016.

[2] On July 25, 2016, the company extended the credit facility maturity date to July 25, 2017, with an additional one-year extension option remaining, subject to certain conditions.

[3] The interest coverage ratio is calculated by dividing Adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense including amortization of mortgage (discount) premium, net and mezzanine discount) as of the quarter ended December, 31, 2016.

[4] The weighted-average remaining lease term (years) is based on square feet.

7

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Consolidated Balance Sheets

Amounts in thousands

	Dec 31, 2016	Dec 31, 2015
Assets
Real estate investments, at cost:
Land	$376,704	$341,911
Buildings, fixtures and improvements	1,967,930	1,685,919
Construction in progress	-	180
Acquired intangible lease assets	587,061	518,294
Total real estate investments, at cost	2,931,695	2,546,304
Less accumulated depreciation and amortization	(216,055)	(133,329)
Total real estate investments, net	2,715,640	2,412,975
Cash and cash equivalents	69,831	69,938
Restricted cash	7,497	3,319
Derivatives, at fair value	28,700	5,812
Unbilled straight line rent	30,459	23,048
Prepaid expenses and other assets	17,577	15,345
Due from related parties	5,154	136
Deferred tax assets	1,586	2,552
Goodwill and other intangible assets, net	13,931	2,988
Deferred financing costs, net	1,092	4,409
Assets held for sale, net	-	-
Total assets	$2,891,467	$2,540,522

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs	$749,884	$524,262
Mortgage premium, net	(2,503)	676
Credit facility	616,614	717,286
Mezzanine credit facility	55,400	-
Mezzanine loan premium (discount)	(17)	-
Below-market lease liabilities, net	33,041	27,978
Derivatives, at fair value	15,457	6,028
Due to related parties	2,162	399
Accounts payable and accrued expenses	22,861	18,659
Prepaid rent	18,429	15,491
Deferred tax liability	15,065	4,016
Taxes payable	9,059	5,201
Dividends payable	34	407
Total liabilities	1,535,486	1,320,403

Common stock	1,990	1,692
Additional paid in capital	1,708,541	1,480,162
Accumulated other comprehensive loss	(16,689)	(3,649)
Accumulated deficit	(346,058)	(272,812)
Total stockholders' equity	1,347,784	1,205,393
Non-controlling interest	8,197	14,726
Total equity	1,355,981	1,220,119
Total liabilities and equity	$2,891,467	$2,540,522

8

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Consolidated Statements of Operations

Amounts in thousands, except per share data

	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016

Revenues:
Rental income	$50,046	$50,756	$51,736	$51,511
Operating expense reimbursements	2,727	2,495	1,460	3,443
Total revenues	52,773	53,251	53,196	54,954

Expenses:
Property operating	5,648	4,201	3,542	5,647
Operating fees to related parties	5,113	4,862	4,959	4,817
Acquisition and transaction related	7,415	2,479	27	(129)
General and administrative	1,810	1,714	1,880	1,704
Equity based compensation	1,341	1,293	70	1,044
Depreciation and amortization	23,405	23,482	23,812	23,756
Total expenses	44,732	38,031	34,290	36,839
Operating income	8,041	15,220	18,906	18,115

Other income (expense):
Interest expense	(9,004)	(8,914)	(10,634)	(10,569)
Gains on dispositions of real estate investments	12,021	1,320	-	-
Gains (losses) on derivative instruments	3,512	375	3,830	(349)
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	4,496	1,459	4,252	(98)
Other income (expense)	(1)	4	8	9
Total other expense, net	11,024	(5,756)	(2,544)	(11,007)
Net income before income taxes	19,065	9,464	16,362	7,108
Income tax expense	(2,994)	(448)	(430)	(550)
Net income	16,071	9,016	15,932	6,558
Non-controlling interest	(125)	(73)	(169)	(70)
Net income attributable to stockholders	$15,946	$8,943	$15,763	$6,488

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.09	$0.05	$0.09	$0.04
Basic and diluted weighted average shares outstanding (thousands)	173,344	169,390	168,948	168,937

9

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Measures

Amounts in thousands

	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016

EBITDA:
Net income	$16,071	$9,016	$15,932	$6,558
Depreciation and amortization	23,405	23,482	23,812	23,756
Interest expense	9,004	8,914	10,634	10,569
Income tax expense	2,994	448	430	550
EBITDA	$51,474	$41,860	$50,808	$41,433

Adjusted EBITDA:
Equity based compension	$1,341	$1,293	$70	$1,044
Acquisition and transaction related	7,415	2,479	27	(129)
Gains on dispositions of real estate investments	(12,021)	(1,320)	-	-
(Gains) losses on derivative instruments	(3,512)	(375)	(3,830)	349
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(4,496)	(1,459)	(4,252)	98
Other (income) expense	1	(4)	(8)	(9)
Adjusted EBITDA	$40,202	$42,474	$42,815	$42,786

Net Operating Income (NOI):
Operating fees to related parties	$5,113	$4,862	$4,959	$4,817
General and administrative	1,810	1,714	1,880	1,704
NOI	$47,125	$49,050	$49,654	$49,307

Cash Net Operating Income (Cash NOI):
Amortization of above- and below- market leases and ground lease assets and liabilities, net	$28	$(58)	$(27)	$16
Straight-line rent	(2,554)	(2,536)	(2,722)	(2,801)
Cash NOI	$44,599	$46,456	$46,905	$46,522

10

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data

	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016

Funds from operations (FFO):
Net income attributable to stockholders (in accordance with GAAP)	$15,946	$8,943	$15,763	$6,488
Depreciation and amortization	23,405	23,482	23,812	23,756
Gains on dispositions of real estate investments [1]	(10,521)	(1,320)	-	-
Proportionate share of adjustments for non-controlling interest to arrive at FFO	17	(182)	(252)	(252)
FFO (as defined by NAREIT) attributable to stockholders	$28,847	$30,923	$39,323	$29,992
Acquisition and transaction fees [2]	7,415	2,479	27	(129)
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	(60)	(20)	-	1
Core FFO attributable to stockholders	$36,202	$33,382	$39,350	$29,864
Non-cash equity based compensation	1,341	1,293	70	1,044
Non-cash portion of interest expense	929	951	2,400	2,418
Amortization of above and below-market leases and ground lease assets and liabilities, net	28	(58)	(27)	16
Straight-line rent	(2,554)	(2,536)	(2,722)	(2,801)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(4,496)	(1,459)	(4,252)	98
Eliminate unrealized losses (gains) on foreign currency transactions [3]	(2,140)	1,606	(2,347)	1,809
Amortization of mortgage (discount) premium, net and mezzanine discount	(76)	(121)	(119)	(121)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	38	3	74	(26)
Adjusted funds from operations (AFFO) attributable to stockholders	$29,272	$33,061	$32,427	$32,301

Weighted average common shares outstanding (thousands)	173,344	169,390	168,948	168,937

FFO per share	$0.17	$0.18	$0.23	$0.18

Core FFO per share	0.21	0.20	0.23	0.18

Dividends declared [4]	$30,250	$30,097	$30,019	$30,020

Footnotes:

[1] For the three months ended December 31, 2016, the gains on dispositions of real estate investments is net of $1.5 million of tax recognized (presented within income tax expense) on the sale of Hotel Winston, The Netherlands property.

[2] Reflects merger related costs.

[3] For the three months ended December 31, 2016, gains on foreign currency transactions were $3.5 million which were comprised of unrealized gains of $2.2 million and realized gains of $1.3 million. For the three months ended September 30, 2016, gains on foreign currency transactions were $0.4 million, which were compromised of unrealized losses of $1.6 million offset by realized gains of $2.0 million. For the three months ended June 30, 2016, gains on foreign currency transactions were $3.8 million which were comprised of unrealized gains of $2.3 million and realized gains of $1.5 million. For the three months ended March 31, 2016, losses on foreign currency transactions were $0.3 million, which were compromised of unrealized losses of $1.8 million offset by realized gains of $1.5 million. For AFFO purposes, we add back unrealized losses (gains).

[4] Dividends declared related to common stockholders only, and do not include distributions to non-controlling interest holders.

11

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Debt Overview

As of December 31, 2016

Amounts in thousands, except per share data, ratios and percentages

Year of Maturity	Number of Properties	Weighted- Average Debt Maturity (Years)	Weighted- Average Interest Rate[2]	Total Outstanding Balance	Percent
Non-Recourse Debt
2017	19	0.4	6.3%	$22,537
2018	9	1.7	2.9%	126,904
2019	14	2.7	2.5%	261,170
2020	40	3.6	2.5%	301,165
2021	6	4.5	3.7%	43,211
2022	-	-	-	-
2023	-	-	-	-
Total Non-Recourse Debt	88	2.9	2.7%	$754,987	53%

Recourse Debt
Mezzanine Debt		0.6	8.4%	55,400
Senior Unsecured Credit Facility[1]		0.6	2.4%	$616,614
Total Recourse Debt		0.6	2.9%	$672,014	47%

Total Debt		1.8	2.8%	$1,427,001	100%

Total Debt by Currency	Percent
USD	18%
EUR	47%
GBP	35%
Total	100%

Footnotes:

[1] On July 25, 2016, the Company extended the credit facility maturity date to July 25, 2017, with an additional one-year extension option remaining, subject to certain conditions.

[2] As of December 31, 2016, the Company’s total combined debt had a weighted average interest rate cost of 2.8%, of which 81.1% was fixed rate or swapped to a fixed rate and 18.9% at floating rate.

12

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Top Ten Tenants
As of December 31, 2016
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	SL Rent[1]	Percent
Government Services Administration (GSA)	Office	Government	$11,620	5%
Foster Wheeler	Office	Engineering	10,484	4%
FedEx Ground Package System, Inc.	Distribution	Freight	10,378	4%
RWE AG	Office	Utilities	10,027	4%
Finnair	Industrial	Aerospace	8,243	4%
ING Bank	Office	Financial Services	8,222	4%
Family Dollar	Retail	Discount Retail	8,050	3%
Trinity Health	Office	Healthcare	6,584	3%
Harper Collins	Distribution	Publishing	6,334	3%
Quest Diagnostics, Inc.	Office	Healthcare	6,308	3%
Subtotal			$86,250	37%

Remaining portfolio			147,202	63%

Total Portfolio			$233,452	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and is based on foreign currency exchange rates as of December 31, 2016.

13

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Diversification by Property Type
As of December 31, 2016
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Property Type	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent
Office	$139,461	60%	8,770	40%	$56,361	52%	3,427	32%
Industrial	41,853	18%	6,408	29%	25,966	24%	3,671	34%
Distribution	28,973	12%	4,716	21%	16,024	15%	2,793	26%
Retail	23,165	10%	2,110	10%	9,901	9%	985	9%
Total	$233,452	100%	22,005	100%	$108,252	100%	10,876	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and is based on foreign currency exchange rates as of December 31, 2016.

14

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Diversification by Tenant Industry
As of December 31, 2016
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Industry Type	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent
Financial Services	$31,273	13%	2,316	11%	$4,959	5%	559	5%
Technology	17,087	7%	1,135	5%	5,517	5%	253	2%
Discount Retail	15,320	7%	1,786	8%	9,901	9%	985	9%
Aerospace	14,020	6%	1,258	6%	5,777	5%	602	6%
Healthcare	13,680	6%	647	3%	7,372	7%	423	4%
Telecommunications	13,620	6%	913	4%	2,089	2%	133	1%
Government	12,974	6%	510	2%	12,513	12%	432	4%
Energy	12,863	6%	1,043	5%	12,863	12%	1,043	10%
Freight	11,845	5%	1,233	6%	11,086	10%	1,164	11%
Utilities	11,605	5%	673	3%	-	-	-	-
Engineering	10,484	4%	366	2%	-	-	-	-
Pharmaceuticals	9,789	4%	390	2%	9,789	9%	390	4%
Auto Manufacturing	6,611	3%	1,940	9%	6,611	6%	1,940	18%
Publishing	6,334	3%	873	4%	-	-	-	-
Retail Food Distribution	6,179	3%	958	4%	-	-	-	-
Restaurant - Quick Service	3,385	1%	74	0%	-	-	-	-
Automotive Parts Supplier	3,307	1%	411	2%	1,311	1%	91	1%
Logistics	2,942	1%	1,273	6%	-	-	-	-
Metal Processing	2,862	1%	448	2%	2,862	3%	448	4%
Specialty Retail	2,826	1%	280	1%	-	-	-	-
Other	24,448	10%	3,476	16%	15,603	14%	2,413	22%

Total	$233,452	100%	22,005	100%	$108,252	100%	10,876	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and is based on foreign currency exchange rates as of December 31, 2016.

[2] Other includes 20 industry types as of December 31, 2016.

15

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Diversification by Geography
As of December 31, 2016
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Region	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent	SL Rent[1]	SL Rent Percent	Square Footage	Sq. ft. Percent
United States	$115,736	49.6%	11,397	51.8%	$101,198	93.5%	10,347	95.1%
Texas	21,595	9.3%	1,870	8.5%	17,107	15.8%	1,468	13.5%
Michigan	17,904	7.7%	2,296	10.4%	17,904	16.5%	2,296	21.1%
California	12,890	5.5%	675	3.1%	4,170	3.9%	165	1.5%
New Jersey	8,505	3.6%	349	1.6%	8,505	7.9%	349	3.2%
Tennessee	7,076	3.0%	789	3.6%	7,076	6.5%	789	7.3%
Indiana	4,490	1.9%	1,114	5.1%	4,490	4.1%	1,114	10.2%
Ohio	4,216	1.8%	521	2.4%	3,646	3.4%	451	4.1%
Pennsylvania	3,299	1.4%	322	1.5%	3,299	3.0%	322	3.0%
South Carolina	3,274	1.4%	414	1.9%	3,274	3.0%	414	3.8%
Kentucky	2,753	1.2%	355	1.6%	2,753	2.5%	355	3.3%
Florida	2,646	1.1%	180	0.8%	2,646	2.4%	180	1.7%
Illinois	2,629	1.1%	571	2.6%	2,629	2.4%	571	5.2%
Missouri	2,604	1.1%	139	0.6%	2,604	2.4%	139	1.3%
New York	2,398	1.0%	221	1.0%	2,398	2.2%	221	2.0%
Minnesota	2,135	0.9%	150	0.7%	2,135	2.0%	150	1.4%
Maine	1,877	0.8%	50	0.2%	1,877	1.7%	50	0.5%
Massachusetts	1,772	0.8%	127	0.6%	1,772	1.6%	127	1.2%
North Carolina	1,539	0.7%	192	0.9%	779	0.7%	123	1.1%
South Dakota	1,284	0.6%	54	0.2%	1,284	1.2%	54	0.5%
Kansas	1,275	0.5%	179	0.8%	1,275	1.2%	179	1.6%
Louisiana	1,260	0.5%	137	0.6%	1,260	1.2%	137	1.3%
Colorado	1,088	0.5%	27	0.1%	1,088	1.0%	27	0.2%
North Dakota	884	0.4%	47	0.2%	884	0.8%	47	0.4%
Oklahoma	825	0.4%	89	0.4%	825	0.8%	89	0.8%
Mississippi	800	0.3%	81	0.4%	800	0.7%	81	0.7%
Alabama	791	0.3%	74	0.3%	791	0.7%	74	0.7%
Maryland	785	0.3%	120	0.5%	785	0.7%	120	1.1%
Nebraska	564	0.2%	58	0.3%	564	0.5%	58	0.5%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.4%
Georgia	449	0.2%	41	0.2%	449	0.4%	41	0.4%
Utah	395	0.2%	20	0.1%	395	0.4%	20	0.2%
Delaware	360	0.2%	10	0.0%	360	0.3%	10	0.1%
Iowa	296	0.1%	32	0.1%	296	0.3%	32	0.3%
Idaho	201	0.1%	16	0.1%	201	0.2%	16	0.1%
Arizona	156	0.1%	16	0.1%	156	0.1%	16	0.1%
Arkansas	89	0.0%	8	0.0%	89	0.1%	8	0.1%
Virginia	76	0.0%	8	0.0%	76	0.1%	8	0.1%
United Kingdom	51,107	21.9%	4,080	18.5%	-	-	-	-
Germany	19,005	8.1%	2,178	9.9%	-	-	-	-
The Netherlands	15,276	6.5%	1,039	4.7%	7,054	6.5%	530	4.9%
Finland	13,661	5.9%	1,457	6.6%	-	-	-	-
France	10,784	4.6%	1,632	7.4%	-	-	-	-
Luxembourg	4,671	2.0%	156	0.7%	-	-	-	-
US Province	3,212	1.4%	65	0.3%	-	-	-	-
Total	$233,452	100%	22,005	100%	$108,252	100%	10,876	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and is based on foreign currency exchange rates as of December 31, 2016.

16

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2016 (unaudited)

Lease Expirations
As of December 31, 2016
Amounts in thousands, except percentages, and leases

Year of Expiration	Number of Leases Expiring	SL Rent[1]	SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
2017	-	$-	-	-	-
2018	-	-	-	-	-
2019	-	-	-	-	-
2020	2	3,482	1.5%	386	1.8%
2021	2	5,003	2.1%	323	1.5%
2022	16	23,594	10.1%	1,553	7.1%
2023	32	27,678	11.9%	2,642	12.0%
2024	45	64,638	27.7%	5,869	26.7%
2025	38	35,389	15.2%	3,211	14.6%
2026	13	18,864	8.1%	1,783	8.1%
2027	9	2,095	0.9%	154	0.7%
2028	29	7,129	3.1%	885	4.0%
2029	105	20,808	8.9%	2,079	9.4%
2030	10	7,250	3.1%	458	2.1%
2031	-	-	-	-	-
2032	-	-	-	-	-
Thereafter (>2032)	9	17,521	7.5%	2,661	12.0%
Total	310	$233,452	100%	22,005	100%

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and is based on foreign currency exchange rates as of December 31, 2016.

17